Exhibit 10.4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

FORM OF SHAREHOLDER’S RIGHTS AGREEMENT

THIS SHAREHOLDER’S RIGHTS AGREEMENT (this “Agreement”) is made as of [●] 2023, by and between Tolefi SA (“Tolefi”), a limited liability company incorporated and existing under the laws of Belgium, having its registered seat at Chaussée de Waterloo 1589, 1180 Uccle, Belgium and registered with the CBE under number 0449.147.711 and Celyad Oncology SA, a limited liability company incorporated and existing in the form of a naamloze vennootschap / société anonyme under Belgian law, having its registered office at Rue Edouard Belin 2, 1435 Mont-Saint-Guibert (Belgium) and registered with the Crossroads Bank for Enterprises under number 0891.118.115 (RLE Brabant Wallon) (the “Company”).

WHEREAS, (a) Tolefi is subscribing for 1,913,462 Ordinary Shares (as defined below) in the context of a capital increase carried out by the Company within the framework of the authorized capital pursuant to that certain Subscription Agreement dated August 24, 2023 by and between Tolefi and the Company (the “Tolefi Subscription Agreement”) and (b) CFIP CLYD (UK) Limited, a U.K. private limited company (“UKF”), is subscribing for (i) 1,454,808 Ordinary Shares in the context of a capital increase carried out by the Company within the framework of the authorized capital and (ii) an additional 14,903,846 Ordinary Shares pursuant to that certain Subscription Agreement dated August 24, 2023 by and between UKF and the Company (the “UKF Subscription Agreement”), in each case with dis-application, to the benefit of such parties, of the statutory preferential subscription rights of the Company’s existing shareholders; and

WHEREAS, the Company desires to enter into this shareholder’s rights agreement (the “Agreement”) with Tolefi in order to provide certain rights and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Acquisition Transaction” shall mean (i) any sale, license, lease, exchange, transfer or other disposition of the assets of the Company or any Subsidiary of the Company constituting more than 50% of the consolidated assets of the Company or accounting for more than 50% of the consolidated revenues of the Company in any one transaction or in a series of related transactions; or (ii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company or any Subsidiary of the Company whereby the holders of voting rights of the Company immediately prior to any such transaction hold less than 50% of the voting rights of the Company or the surviving corporation (or its parent company) immediately after the consummation of any such transaction.

(b) “Affiliate” shall mean, with respect to any specified person, any other person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specific person, it being understood that, for the purposes of this definition, “control” shall have the meaning as defined in article 1:14 of the Belgian Code on Companies and Associations.

(c) “Agreement” shall have the meaning assigned to it in the preamble.

(d) “Acceptance Notice” shall have the meaning assigned to it in Section 3.1(b).

(e) “American Depositary Shares” shall mean American Depositary Shares of the Company, each representing one Ordinary Share.

(f) “Anti-Dilution Notice” shall have the meaning set forth in Section 3.2(b).

(g) “Belgian Code on Companies and Associations” shall mean the Belgian Code on Companies and Associations of 23 March 2019, as amended from time to time, and the rules and regulations promulgated thereunder.

(h) “Belgian Takeover Decree” shall mean the Belgian Royal Decree of 27 April 2007 on takeover bids.

(i) “Board of Directors” shall mean the Company’s board of directors (raad van bestuur / conseil d’administration).

(j) “Business Day” shall mean a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in New York City or (c) a bank or other public holiday in Brussels, Belgium.

(k) “Company” shall have the meaning assigned to it in preamble.

(l) “Confidential Information” shall have the meaning given to it in Section 5.10.

(m) “Covered IP Transaction” shall mean any license or sub-license of material intellectual property (it being understood that the material intellectual property of the Company shall include, without limitation, (x) the intellectual property listed in Schedule 1 to this Agreement and (y) Deemed Material IP) (i) that does not constitute an arms’ length transaction for fair market value or (ii) the terms of which, on their face, are not consistent with market practice in the jurisdictions and industry in which the Company operates.

(n) “Deemed Material IP” shall mean (i) any patent or series of related patents that have a fair market value of more than $2,500,000 as determined in good faith by management of the Company and (ii) any additional intellectual property that the Board shall reasonably identify as material to the Company from time to time subsequent to the date of this Agreement.

(o) “Equity Security” shall mean, with respect to any entity, (i) any share of the entity, and (ii) any other security, financial instrument, certificate and other right (including options, futures, swaps and other derivatives) issued or contracted by the entity and representing, being exercisable, convertible or exchangeable into or for, or otherwise providing a right to acquire, directly or indirectly, any of the Equity Securities referred to in (i), or (iii) any other security or financial instrument the value of which is based on any of the foregoing.

(p) “Indebtedness” shall mean indebtedness for borrowed money (but excluding, for the avoidance of doubt, recoverable cash advances granted from time to time to the Company by the Walloon Region of Belgium).

(q) “Lock-Up Securities” shall have the meaning assigned to it in Section 4.1(a).

(r) “Lockup Period” shall mean the period from the date hereof until the date that is the forty-five (45) day anniversary of the Closing Date (as defined in the Tolefi Subscription Agreement).

(s) “Ordinary Shares” shall mean ordinary shares of the Company.

(t) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization, government or any department or agency thereof or other entity.

(u) “Proposal Notice” shall have the meaning assigned to it in Section 3.1(a).

(v) “Public Offering” shall mean an offering of Equity Securities of the Company to the public.

(w) “Reinforced Board Majority” shall have the meaning assigned to it in Section 4.2.

(x) “Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person or (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

(y) “Third-Party Tender” shall mean a bona fide tender offer or exchange offer by a Person other than Tolefi or any of its Affiliates, as a result of which any Person or group of Persons, other than the Company, would become the beneficial owner of more than [***] of the total voting power of the voting securities of the Company; provided that the Company has recommended to accept such offer.

(z) “Tolefi Designee” shall mean the individual identified by Tolefi from time to time in accordance with the provisions of this Agreement and reasonably acceptable to the Company; provided that any individual that is a director (or an equivalent or senior position) of Tolefi or its Affiliates shall be deemed to be reasonably acceptable to the Company.

(aa) “Tolefi Ownership Percentage” shall mean Tolefi’s aggregate percentage ownership of the Company.

Section 1.2 Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, (vi) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified and (vii) references to any statute, regulation or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument which amends, extends, consolidates or replaces the same (or shall have done so) and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, provided that no such reference shall include any amendment, extension or replacement of the same with retrospective effect.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Tolefi Designee. Until such time as Tolefi owns in the aggregate less than 5% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], (a) Tolefi shall have the right to select one (1) Tolefi Designee to be a member of the Board of Directors, and (b) the Board of Directors shall, subject to the relevant rules, regulations and corporate governance requirements in relation to gender diversity, recommend the confirmation or (re)appointment of such Tolefi Designee as a member of the Board of Directors at any applicable general meeting of shareholders of the Company.

Section 2.2 Replacement. Upon the termination of the board mandate of the Tolefi Designee (for whatever cause), and until such time as Tolefi owns less than 5% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], upon Tolefi’s request, the Company shall as soon as practicably possible co-opt to the Board of Directors a replacement Tolefi Designee, and shall use best efforts to cause the confirmation of the co-optation at the next general meeting of shareholders of the Company, in each case subject to the relevant rules, regulations and corporate governance requirements in relation to gender diversity. With respect to any replacement Tolefi Designee, the Board of Directors shall use its best efforts to cause the definitive appointment to the Board of Directors of such replacement Tolefi Designee, which efforts shall include, without limitation, (I) supporting and defending the appointment to the Board of Directors of such Tolefi Designee and (II) recommending that the Company’s shareholders approve the appointment to the Board of Directors of such Tolefi Designee, in each case subject to the relevant rules, regulations and corporate governance requirements in relation to gender diversity.

ARTICLE III

RIGHT OF PARTICIPATION; ANTI-DILUTION

Section 3.1 Indebtedness Participation Right.

(a) Until such time as Tolefi owns in the aggregate less than 5% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], if the Company receives notice from UKF or any of its Affiliates that UKF or any of its Affiliates would like to have the Company or its Subsidiary consider obtaining Indebtedness from UKF or any of its Affiliates and setting forth the proposed terms of such Indebtedness as evidenced by a written term sheet or similar instrument (a “Proposal Notice”), and the Company or its Subsidiary plans to consummate such transaction, the Company shall deliver a copy of the Proposal Notice to Tolefi, and Tolefi shall have a period of [***] after receipt of such Proposal Notice to accept or reject the opportunity to provide a portion of such Indebtedness (up to the Tolefi Ownership Percentage of such Indebtedness) on the terms set forth in the Proposal Notice.

(b) If, prior to the end of such [***] period, Tolefi delivers written notice (the “Acceptance Notice”) to the Company accepting the opportunity to provide such Indebtedness (up to the Tolefi Ownership Percentage of such Indebtedness) on the terms set forth in the Proposal Notice, then the Company will negotiate in good faith with Tolefi and its Affiliates the definitive documentation for such Indebtedness during the [***] following the date of the Acceptance Notice (which [***] period may be extended for an additional [***] by either the Company or Tolefi if the parties are actively negotiating such definitive documentation).

(c) If (x) Tolefi rejects the opportunity to provide any such Indebtedness on the terms set forth in the Proposal Notice, (y) Tolefi fails to respond to the Proposal Notice in writing prior to the end of such [***] period or (z) the [***] period (or [***] period to the extent the initial [***] period is extended pursuant to Section 3.1(b)) to finalize the definitive documentation has expired, then the Company or its Subsidiary shall have the right to obtain such Indebtedness from UKF or any of its Affiliates on the terms set forth in the Proposal Notice without any further notice to or consent from Tolefi.

(d) This Section 3.1 shall expire on the [***] of the date of this Agreement.

Section 3.2 Anti-Dilution.

(a) Until such time as Tolefi owns in the aggregate less than 5% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], if the Company or any of its Subsidiaries proposes to issue or sell any new or existing Equity Securities to any Person other than Tolefi (other than on a pro rata basis to all shareholders of the Company), then it shall first offer such Equity Securities to Tolefi.

(b) The Company shall use its best efforts to deliver to Tolefi, at least [*] Business Days prior to the consummation of any such offer of Equity Securities, a written notice (an “Anti-Dilution Notice”) of such intention to offer such Equity Securities, describing in reasonable detail the type of Equity Securities to be offered and the price and terms, if any, upon which the Company or its Subsidiary proposes to offer such Equity Securities.

(c) Tolefi shall have the right, by written notice delivered to the Company as soon as practicable (in particular taking into account the structure of such offering), and in any event within a period of [***] Business Days, after delivery of such Anti-Dilution Notice, to invest in such offering (or, at the option of the Company, a concurrent offering) on substantially the same terms as the other investors in such offering and at a price per share or security equal to the price per share or security paid by the other investors in such offering (provided, that, in the event any of such consideration is non-cash consideration, at the election of Tolefi, Tolefi may pay cash equal to the value of such non-cash consideration), for an aggregate amount of up to (x) the Tolefi Ownership Percentage prior to such offering multiplied (and rounded up afterwards) by (y) the aggregate gross consideration to be received by the Company or its Subsidiary in such offering.

(d) Notwithstanding the foregoing, Tolefi shall not have any right to invest in any offering by the Company of Equity Securities issued (i) to another entity or its owners in connection with a business acquisition or combination or asset acquisition transaction (provided that, in the case of any offering by the Company of Equity Securities issued to another entity or its owners in connection with a business acquisition or combination or asset acquisition transaction with a purchase price in excess of €20,000,000, such business acquisition or combination or asset acquisition transaction is approved by a Reinforced Board Majority if requested by the Tolefi Designee in accordance with Section 4.2(b)), (ii) to current or future employees, consultants, directors and/or officers of the Company or its Affiliates pursuant to an equity-based incentive plan or employee share purchase plan approved by the Board of Directors, (iii) as a dividend or distribution on any outstanding Equity Securities of the Company (so long as each shareholder receives its pro rata portion of such distribution), (iv) upon exercise, vesting or conversion of outstanding Equity Securities of the Company in accordance with their terms or (v) to UKF pursuant to the UKF Subscription Agreement.

(e) Tolefi will be entitled to reduce its participation in the relevant offering so as to avoid that the exercise of its anti-dilution protection results in Tolefi or any of its affiliates within the meaning of the Belgian Takeover Decree being obliged to make a mandatory takeover bid on the voting securities and the securities granting access to voting rights issued by the Company.

(f) This Section 3.2 shall expire on the[***] of the date of this Agreement.

ARTICLE IV

OTHER OBLIGATIONS

Section 4.1 Lock-Up Agreement.

(a) During the Lockup Period, Tolefi shall not, without the express written consent of the Company, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Equity Securities of the Company (together with (a) any Equity Securities of the Company issued in respect thereof as a result of any share split, share dividend, share exchange, merger, consolidation or similar recapitalization and (b) any Equity Securities of the Company issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Equity Securities, the “Lock-Up Securities”), including, without limitation, any “short sale” or similar arrangement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(b) Notwithstanding any other provision herein, this Section 4.1 shall not prohibit or restrict any disposition of Lock-Up Securities by Tolefi in connection with (i) a Third-Party Tender (including entering into a tender commitment with respect to such Third-Party Tender), (ii) a tender offer by the Company or (iii) the Company’s public announcement of a definitive agreement to consummate an Acquisition Transaction.

Section 4.2 Protective Provisions.

(a) Until such time as Tolefi owns in the aggregate less than 5% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for more than [***], any Covered IP Transaction shall be subject to approval by the Board of Directors, including the vote of at least 72.5% of the members of the Board of Directors entitled to vote (a “Reinforced Board Majority”), if the Tolefi Designee so requests at least [***] business day prior to the board meeting at which the Board of Directors will decide on the matter.

(b) Until such time as Tolefi owns in the aggregate less than 5% of the then outstanding Ordinary Shares (including Ordinary Shares underlying American Depositary Shares) for a period of more than [***], the Company and its Subsidiaries shall not, directly or indirectly, without approval by a Reinforced Board Majority if the Tolefi Designee so requests at least [***] business day prior to the board meeting at which the Board of Directors will decide on the matter, (i) incur or issue any Indebtedness in an aggregate principal amount in excess of $1,000,000, (ii) amend, modify, supplement or waive any material terms of any existing Indebtedness, (iii) prepay, redeem, purchase, defease or otherwise satisfy any Indebtedness prior to the scheduled maturity thereof, (iv) incur off-balance-sheet commitments with a value in excess of EUR 20,000,000 in the aggregate, (v) consummate a business acquisition or combination or asset acquisition transaction for consideration in excess of EUR 20,000,000, (vi) disposal of non-IP assets with a value in excess of EUR 1,000,000 or (vii) use the authorized capital of the Company.

(c) This Section 4.2 shall expire on the [***] of the date of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

Section 5.2 Entire Agreement. This Agreement and the Tolefi Subscription Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement and the Tolefi Subscription Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 5.3 Further Actions; Cooperation. Each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement.

Section 5.4 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by electronic mail, facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

If to Tolefi, to:

Tolefi SA

Chaussée de Waterloo 1589

1180 Uccle

Attn: [***]

with a copy to:

Jones Day

Rue de la Régence 4,

1000 Brussels

Attn: Mathieu Duplat

Email: [***]

If to the Company, to:

Celyad Oncology SA

Rue Edouard Belin 2

1435 Mont-Saint-Guibert

Belgium

Attn: Chief Legal Officer

Chief Executive Officer Email:

[***]

[***]

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, facsimile, with confirmation received, to the email addresses or facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 5.5 Governing Law and Jurisdiction. The laws of Belgium shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. All disputes between the parties, arising out or in connection with this Agreement (including disputes relating to any non-contractual obligations arising out of or in connection with this Agreement) shall be finally settled by the French-speaking enterprise court of Brussels.

Section 5.6 Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.

Section 5.7 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of Tolefi and the Company.

Section 5.8 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 5.9 Counterparts. This Agreement may be executed in [***] counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement. Counterparts may be exchanged by email or in pdf or other electronic means without affecting the validity thereof.

Section 5.10 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the parties agree that the receiving party will keep confidential and will not publish or otherwise disclose (except as requested or required pursuant to applicable law, rule (including rules of a securities exchange), regulation or other legal, administrative or governmental process) any information or materials related to the activities contemplated hereunder that is furnished to the receiving party by or on behalf of the disclosing party pursuant to this Agreement and is identified by the disclosing party as confidential, proprietary or the like or that the receiving party has reason to believe is confidential based upon its own similar information (collectively, “Confidential Information”); provided that the parties may disclose Confidential Information to their respective affiliates, and to their and their affiliates’ respective directors, officers, employee, investors, potential investors, financial advisors, attorneys, accountants and consultants. Notwithstanding the foregoing, Confidential Information will not include any information to the extent that it can be established by written documentation by the receiving party that such information (a) was obtained or was already known by the receiving party or its Affiliates without obligation of confidentiality as a result of disclosure from a third party that the receiving party did not know was under an obligation of confidentiality to the disclosing party with respect to such information, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party through no act or omission of the receiving party or its Affiliates in breach of this Agreement, (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party or its Affiliates in breach of this Agreement or (d) was independently discovered or developed by the receiving party or its Affiliates (without reference to or use of Confidential Information of the disclosing party).

Section 5.11 Termination. Upon the mutual consent of all of the parties hereto or at such earlier time as Tolefi and its Affiliates cease to be shareholders of the Company, the terms of this Agreement shall terminate and be of no further force and effect.

Section 5.12 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

[signature page follows]

For Tolefi SA,

Name: Title:	Name: Title:

For Celyad SA,

Name: Title:	Name: Title:

Schedule 1

[***]